Exhibit 4.9

Schedules of Material Differences of Contractual Arrangements of Material Variable Interest Entities and their Respective Equity Holders

I.                    Loan Agreement Schedule

The material differences in the loan agreements by and among the VIE Shareholders and the WFOEs in connection with our material contractual arrangements for the material variable interest entities and their respective equity holders are set forth below.

1.                   loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Taobao (China) Software Co., Ltd. (the “WFOE”) on January 4, 2019; the agreement will terminate (i) 20 years from the effective date of the loan agreement on January 4, 2019, (ii) upon the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Zhejiang Taobao Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB65,032,517, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

2.                   loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Alibaba (China) Technology Co., Ltd. (the “WFOE”) on December 27, 2018; the agreement will expire (i) 20 years from the effective date of the loan agreement on December 27, 2018, (ii) upon the expiry of the business term of the WFOE, or (iii) upon the expiry of the business term of Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB10,041,800, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

3.                   loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Zhejiang Alibaba Cloud Computing Ltd. (the “WFOE”) on July 19, 2018; the agreement will expire (i) 20 years from the effective date of the loan agreement on July 16, 2018, (ii) upon the expiry of the business term of the WFOE, or (iii) upon the expiry of the business term of Alibaba Cloud Computing Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB50,025,013, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

4.                   (1) loan agreement entered into by Liu Dele and 1Verge Internet Technology (Beijing) Co., Ltd. (the “WFOE”) on November 21, 2012; the term of the loan is 10 years from execution date; the term of the loan is 10 years from execution date, subject to automatic extension of successive 10 years periods; the aggregate principal amount under the loan agreements is RMB16 million, which shall only be used for investment in 1Verge Information Technology (Beijing) Co., Ltd. (the “VIE”); Liu Dele made representations in the agreement that, among other things, he shall not enter into any contracts with a value exceeding RMB100,000 without the prior written consent of the WFOE, except those entered into in the ordinary course of business.

(2) loan agreement entered into by Qin Qiong and 1Verge Internet Technology (Beijing) Co., Ltd. (the “WFOE”) on November 21, 2012; the term of the loans is 10 years from execution date, subject to automatic extension of successive 10 years periods; the aggregate principal amount under the loan agreements is RMB4 million, which shall only be used for investment in 1Verge Information Technology (Beijing) Co., Ltd. (the “VIE”); Qin Qiong made representations in the agreement that, among other things, he shall not enter into any contracts with a value exceeding RMB100,000 without the prior written consent of the WFOE, except those entered into in the ordinary course of business.

(3) loan agreement entered into by Hangzhou Ali Venture Capital Co., Ltd. and the WFOE on April 21, 2016; the agreement became effective on April 21, 2016 and will terminate (i) 30 years from the effective date of the loan agreement, (ii) upon the expiry of the business term of the VIE, whichever is earlier; the aggregate principal amount under the loan agreement is RMB40 million, which shall only be used as investment by Hangzhou Ali Venture Capital Co., Ltd. in the VIE; Hangzhou Ali Venture Capital Co., Ltd. made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

5.                   loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) on January 10, 2018; the agreement will expire upon (i) 20 years from the effective date of the loan agreement, (ii) upon the expiry of the business term of the WFOE, or (iii) upon the expiry of the business term of Zhejiang Tmall Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB10 million, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

6.                   (1) loan agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement will expire (i) 20 years from the execution date of the loan agreement, (ii) upon the expiry of the business term of the Taobao (China) Software Co., Ltd., or (iii) upon the expiry of the business term of Hangzhou Zhenqiang Investment Management Partnership (Limited Partnership) (the “LLP”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB3 million, which shall only be used for investment in the LLP; the Limited Partners made representations in the agreement that, among other things, they shall not cause the LLP to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

(2) loan agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement will expire (i) 20 years from the execution date of the loan agreement, (ii) upon the expiry of the business term of the Taobao (China) Software Co., Ltd., or (iii) upon the expiry of the business term of Hangzhou Zhensheng Investment Management Partnership (Limited Partnership) (the “LLP”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB3 million, which shall only be used for investment in the LLP; the Limited Partners made representations in the agreement that, among other things, they shall not cause the LLP to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

(3) loan agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “GP Shareholders”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement will expire (i) 20 years from the execution date of the loan agreement, (ii) upon the expiry of the business term of the Taobao (China) Software Co., Ltd., or (iii) upon the expiry of the business term of Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”); the aggregate principal amount under the loan agreement is RMB250,000, which shall only be used for investment in the GP; the GP Shareholders made representations in the agreement that, among other things, they shall not cause the LLP to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business.

II.               Exclusive Call Option Agreement Schedule

The material differences in the exclusive call option agreements by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our material contractual arrangements for the material variable interest entities and their respective equity holders are set forth below.

1.                   exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019; the agreement is effective from January 4, 2019 and becomes null and void when all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

2.                   exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Alibaba (China) Technology Co., Ltd. (the “WFOE”) and Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”) on December 27, 2018; the agreement is effective from December 27, 2018and becomes null and void when all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

3.                   exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Zhejiang Alibaba Cloud Computing Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on July 19, 2018; the agreement is effective from July 16, 2018 and becomes null and void when all of the equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

4.                   exclusive call option agreement entered into by Liu Dele, Qin Qiong, Hangzhou Ali Venture Capital Co., Ltd. (together with Liu Dele and Qin Qiong, the “VIE Shareholders”), 1Verge Internet Technology (Beijing) Co., Ltd. (the “WFOE”), and 1Verge Information Technology (Beijing) Co., Ltd. (the “VIE”) on April 21, 2016; the agreement is effective upon signing and becomes null and void when all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

5.                   exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018; the agreement is effective upon signing and becomes null and void when all of the equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

6.                   (1) exclusive call option agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenqiang Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018; the agreement is effective from September 4, 2017 and becomes null and void until all of equity interests and assets of the LLP have been transferred to Taobao (China) Software Co., Ltd. and/or its designated entity(ies) or individual(s);

(2) exclusive call option agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhensheng Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018; the agreement is effective from October 27, 2017 and becomes null and void until all of equity interests and assets of the LLP have been transferred to Taobao (China) Software Co., Ltd. and/or its designated entity(ies) or individual(s);

(3) exclusive call option agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “GP Shareholders”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”) on January 31, 2018; the agreement is effective from August 11, 2017 and becomes null and void until all of equity interests and assets of the GP have been transferred to Taobao (China) Software Co., Ltd. and/or its designated entity(ies) or individual(s).

III.          Proxy Agreement Schedule

The material differences in the proxy agreements by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our material contractual arrangements for the material variable interest entities and their respective equity holders are set forth below.

1.                   proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd. on January 4, 2019; the agreement became effective on January 4, 2019 and has a term of 20 years, subject to automatic renewal;

2.                   proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd. on December 27, 2018; the agreement became effective on December 27, 2018and has a term of 20 years, subject to automatic renewal;

3.                   proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Zhejiang Alibaba Cloud Computing Ltd. and Alibaba Cloud Computing Ltd. on July 19, 2018; the agreement became effective on July 16, 2018 and has a term of 20 years, subject to automatic renewal;

4.                   proxy agreement entered into by Liu Dele, Qin Qiong, Hangzhou Ali Venture Capital Co., Ltd., 1Verge Internet Technology (Beijing) Co., Ltd. (the “WFOE”), and 1Verge Information Technology (Beijing) Co., Ltd. (the “VIE”) on April 21, 2016; the agreement has a term of 30 year, subject to automatic renewal;

5.                   proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. on January 10, 2018; the agreement has a term of 20 years, subject to automatic renewal;

6.                   (1) proxy agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenqiang Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018; the agreement has a term of 20 years from September 4, 2017, subject to automatic renewal;

(2) proxy agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhensheng Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018; the agreement has a term of 20 years from October 27, 2017, subject to automatic renewal;

(3) proxy agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “GP Shareholders”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”) on January 31, 2018; the agreement has a term of 20 years from August 11, 2017, subject to automatic renewal.

IV.           Equity Pledge Agreement Schedule

The material differences in the equity pledge agreements entered into by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our material contractual arrangements for the material variable interest entities and their respective equity holders are set forth below.

1.                   equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Taobao (China) Software Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;

2.                   equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Alibaba (China) Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”) on December 27, 2018, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;

3.                   equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Zhejiang Alibaba Cloud Computing Ltd. (the “WFOE” and the “pledgee”) and Alibaba Cloud Computing Ltd. (the “VIE”) on July 19, 2018, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements.

4.                   equity pledge agreement entered into by Liu Dele, Qin Qiong, Hangzhou Ali Venture Capital Co., Ltd. (together with Liu Dele and Qin Qiong, the “VIE Shareholders” and the “pledgors”), Youku Internet Technology (Beijing) Co., Ltd. (the “WFOE” and the “pledgee”), and Youku Information Technology (Beijing) Co., Ltd. on April 21, 2016, which secure the performance of the obligations of the VIE Shareholders under the contractual arrangements;

5.                   equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;

6.                   (1) equity pledge agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenqiang Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018, which secures the performance of the obligations of the Partners under the contractual arrangements;

(2) equity pledge agreement entered into by Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “Limited Partners”), Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”, together with the “Limited Partners”, the “Partners”), Taobao (China) Software Co., Ltd. and Hangzhou Zhensheng Investment Management Partnership (Limited Partnership) (the “LLP”) on January 31, 2018, which secures the performance of the obligations of the Partners under the contractual arrangements;

(3) equity pledge agreements entered into by each of Daniel Zhang, Jessie Zheng, Shao Xiaofeng, Judy Tong, and Angel Zhao (together with Daniel Zhang, Jessie Zheng, Shao Xiaofeng and Judy Tong, the “GP Shareholders”), Taobao (China) Software Co., Ltd. and Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”) on January 31, 2018, which secure the obligations of the GP Shareholders under the contractual arrangements.

V.                Exclusive Technical Service Agreement or Exclusive Service Agreement Schedule

The material differences in the exclusive technical service agreements by and among the VIEs and the WFOEs in connection with our material contractual arrangements for the material variable interest entities and their respective equity holders are set forth below.

1.                   exclusive service agreement entered into by Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019; the agreement became effective on January 4, 2019 subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

2.                   exclusive service agreement entered into by Alibaba (China) Technology Co., Ltd. (the “WFOE”) and Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”) on December 27, 2018; the agreement became effective on December 27, 2018and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

3.                   exclusive service agreement entered into by Zhejiang Alibaba Cloud Computing Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on July 19, 2018; the agreement became effective on July 16, 2018 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

4.                   exclusive technical and consulting services agreement entered into by 1Verge Internet Technology (Beijing) Co., Ltd. (the “WFOE”) and 1Verge Information Technology (Beijing) Co., Ltd. (the “VIE”) on November 21, 2012; the agreement became effective upon signing and has a term of 10 year subject to automatic renewal for another 10 years; the VIE shall pay services fees for services rendered by the WFOE which shall be subject to WFOE’s right to adjust at its sole discretion without the consent of the VIE;

5.                   exclusive service agreement entered into by Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018; the agreement became effective on January 10, 2018 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

6.                   (1) exclusive service agreement entered into by Hangzhou Zhenqiang Investment Management Partnership (Limited Partnership) (the “LLP”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement became effective on September 4, 2017 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the LLP and Taobao (China) Software Co., Ltd. based on suggestions made by Taobao (China) Software Co., Ltd., which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

(2) exclusive service agreement entered into by Hangzhou Zhensheng Investment Management Partnership (Limited Partnership) (the “LLP”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement became effective on October 27, 2017 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the LLP and Taobao (China) Software Co., Ltd. based on suggestions made by Taobao (China) Software Co., Ltd., which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;

(3) exclusive service agreement entered into by Hangzhou Zhenyue Enterprise Management Co., Ltd. (the “GP”) and Taobao (China) Software Co., Ltd. on January 31, 2018; the agreement became effective on August 11, 2017 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the GP and Taobao (China) Software Co., Ltd. based on suggestions made by Taobao (China) Software Co., Ltd., which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle.